As filed with the Securities and Exchange Commission on May 13, 2013                                                                                                                                                                                                                                                                                               Registration No. 333-147732

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST ADVANTAGE BANCORP
(Exact name of registrant as specified in its charter)
Tennessee	26-0401680
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee	37040
(Address of Principal Executive Offices)	(Zip Code)

First Advantage Bank
(formerly, First Federal Savings Bank)
401(k) and Profit Sharing Plan
(Full Title of the Plan)

Earl O. Bradley, III	Copies to:
Chief Executive Officer	Gary R. Bronstein
First Advantage Bancorp	Victor L. Cangelosi
1430 Madison Street	Kilpatrick Townsend & Stockton LLP
Clarksville, TN 37040	607 14th Street, NW, Suite 900
(Name and address of agent for service)	Washington, D.C. 20005
(202)508-5800
(812)283-0724
Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

This Registration Statement shall become effective immediately upon filing in accordance with
Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), and 17 C.F.R. §230.464

EXPLANATORY NOTE

First Advantage Bancorp is a bank holding company and the class of securities to which this Registration Statement relates is held of record by fewer than 1,200 shareholders.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, First Advantage Bancorp is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, registered under the Registration Statement that remain unsold.

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SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, First Advantage Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarksville, State of Tennessee, on May 13, 2013.

FIRST ADVANTAGE BANCORP

By: /s/Earl O. Bradley, III
Earl O. Bradley, III
 Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Earl O. Bradley, III	Chief Executive Officer and Director	May 13, 2013
Earl O. Bradley, III	(principal executive officer)

/s/Gerald L. Cooksey, Jr.	Chief Financial Officer and Secretary	May 13, 2013
Gerald L. Cooksey, Jr.	(principal accounting and financial officer)

/s/William G. Beach	Director	May 13, 2013
William G. Beach

/s/Vernon M. Carrigan	Director	May 13, 2013
Vernon M. Carrigan

/s/Robert E. Durrett, III	Director	May 13, 2013
Robert E. Durrett, III

/s/John T. Halliburton	President and Director	May 13, 2013
John T. Halliburton

/s/William Lawson Mabry	Director	May 13, 2013
William Lawson Mabry

/s/William H. Orgain	Director	May 13, 2013
William H. Orgain

/s/Michael E. Wallace	Director	May 13, 2013
Michael E. Wallace

/s/David L. Watson	Director	May 13, 2013
David L. Watson

The Plan

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the First Advantage Bank (formerly, First Federal Savings Bank) 401(k) and Profit Sharing Plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarksville, State of Tennessee, on May 13, 2013.

FIRST ADVANTAGE BANK (FORMERLY, FIRST FEDERAL SAVINGS BANK) 401(k) AND PROFIT SHARING PLAN

By           /s/Earl O. Bradley, III
Earl O. Bradley, III
Plan Administrator

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